EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                                   AS ADDED BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of ICBS International Corp. (the "Company") on Form 10-QSB for the period ended January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nathan Lapkin, President, Chief Financial Officer, and Director of the Company, certifies, pursuant to 18 U.S.C.ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     A. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     B. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.


                                          By: /s/ Nathan Lapkin
                                          -----------------------------------
                                          Nathan Lapkin
                                          President, Chief Financial Officer,
                                          & Director

                                          March 21, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ICBS International Corp. and will be retained by ICBS International Corp. and furnished to the Securities and Exchange Commission or its staff upon request.